Ex 99.1

Calpian, Inc. Appoints Chris Anderson

President of Calpian Commerce

•	Anderson, former president of Fiserv’s C & L division takes the helm
•	Anderson formerly CFO of Calpian’s U.S. subsidiary, Calpian Commerce
•	Tesmer steps down as COO of Calpian Commerce and departs the company

DALLAS – February 27, 2015  – Calpian, Inc. (OTCQB: CLPI), a global mobile payments technology and processing company, has announced the appointment of Chris Anderson as president of its subsidiary Calpian Commerce, effective immediately. Anderson previously served as Calpian Commerce’s chief financial officer, a position he has held since September of 2013, in addition to senior vice president of finance for Calpian, a title he retains in his new role.

As president, all of Calpian Commerce’s sales, operations, information technology (IT),  finance, risk management, underwriting, and human resource functions now report to Anderson.  In addition, Anderson now reports directly to Harold Montgomery, CEO of Calpian, Inc., and remains based at Calpian Commerce’s headquarters in the Atlanta area.

“The appointment of Chris Anderson to president recognizes his continued leadership in streamlining Calpian Commerce’s operations and pushing growth initiatives at the company,” Montgomery said. “Chris has played a key role in important strategic actions, including the consolidation of operations from New York to the Atlanta area, the complete re-building of the corporate finance function, and the professionalization of Calpian Commerce’s sales and marketing efforts.  His proven ability to lead the implementation of our business strategies will continue to be important in creating shareholder value.”

During the last 22 years, Anderson has served in a variety of key C-Level business and functional leadership roles in the United States and Europe, including assignments at Fiserv (where he served as president of Fiserv’s Cash and Logistics division), Accenture,  Deloitte & Touche,  CheckFree,  Unified Payments, Fair Isaac, Metasys, and Cynergy Data.

Anderson is a Summa Cum Laude graduate in Managerial Economics from the University of California and is a Certified Public Accountant.  Anderson and his family reside in Atlanta, Georgia.

Tom Tesmer, formerly COO of Calpian Commerce, simultaneously announced his resignation and departure from the company for personal reasons. “We are all very grateful to Tom for the job he has done in building Calpian Commerce and we’re sorry to see him leave the company,” said Scott Arey, chief financial officer of Calpian. “We wish Tom the very best and will make sure that his legacy continues under Chris Anderson’s leadership.”

About Calpian, Inc.

Calpian, Inc. (CLPI) is a global mobile payments technology and processing company offering mobile payment services through Indian subsidiary Money-On-Mobile and domestic transaction services through Calpian Commerce. Money-On-Mobile is a mobile payments service provider that enables Indian consumers to use their mobile phones to pay for goods and services, or transfer funds from one cell phone to another using simple SMS text functionality. Calpian Commerce provides the U.S. merchant community with an integrated suite of payment processing services and related software products. For more information, visit www.calpian.com.

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Note to Investors:

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed on August 11, 2014. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.  Any forecasts that are provided by management in this presentation and are based on information available to us at this time and management expects that internal projections and expectations may change over time.  In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products.